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                                                                  EXHIBIT 10(tt)

                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of the 27th day of March, 1995 by and between ISOMEDIX INC., a Delaware corporation (the "Company"), and CHARLES P. TRUBY (the "Employee").

                              W I T N E S S E T H :

                  WHEREAS, the Company wishes to retain the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1. Employment, Term, Automatic Extension.

                  1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 The term of the Employee's employment under this Agreement shall commence on the date hereof and shall terminate on the anniversary of the date hereof, unless extended or sooner terminated in accordance with this Agreement.

                  1.3 As of the expiration date of the then-current term of this Agreement (each, an "Automatic Renewal Date"), unless either party shall have given a notice of non-extension not less than two (2) months prior to such Automatic Renewal Date, the term of this Agreement shall be extended automatically for a period of one year to the anniversary of the expiration date of the then-current term of this Agreement.

                  2. Position, Duties. The Employee shall serve in the positions of Executive Vice President and Chief Operating Officer of the Company. The Employee shall perform, faithfully and diligently, such duties, and shall have such responsibilities, appropriate to said positions, as shall be assigned to him from time to time by the Chairman of the Company or his designee and the Board of Directors of the Company. The Employee shall report
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directly to the Chairman of the Company or his designee. The Employee shall devote his complete and undivided attention to the performance of his duties and responsibilities hereunder during the normal working hours of executive employees of the Company. The Employee hereby represents that he is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict his ability to perform his duties hereunder, and agrees that he will not enter into any such agreements or covenants during the term of his employment hereunder.

                  3. Salary, Bonus.

                  3.1 During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in Section 2 and his observance of the other covenants set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the biweekly rate of $5,384.62, payable in accordance with the standard payroll practices of the Company. The Employee shall be entitled to such increases in base salary during the term hereof as shall be determined by the Board of Directors of the Company in its sole discretion.

                  3.2 The Employee shall have a bonus opportunity with respect to each fiscal year of the Company ending during the term of this Agreement, up to a maximum amount of sixty percent (60%) of his base salary for such fiscal year, in accordance with the terms of the Company's bonus program for senior executives.

                  4. Expense Reimbursement. During the term of this Agreement, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies.

                  5. Benefits, Stock Options, Relocation.

                  5.1 Benefits. During the term of this Agreement, the Employee will be eligible to participate in all employee benefit plans and programs, including 401(K), pension, stock purchase, dental and medical plans, offered by the Company from time to time to its employees of comparable seniority, subject to the provisions of such plans and programs as in effect from time to time. Commencing after one year of employment, the Employee will be entitled to two
(2) weeks' paid vacation and six (6) paid sick days per year.
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                  5.2 Stock Options. The Company shall grant to the Employee options to purchase 50,000 shares of common stock, $.01 par value, of the Company under the Company's 1992 Stock Option Plan at an exercise price equal to the market value of the common stock on the date of grant. Such options shall be subject in all respects to the terms of the Stock Option Certificate evidencing the grant and the terms of the 1992 Stock Option Plan.

                  5.3 Relocation. The Company shall reimburse the Employee for reasonable moving expenses incurred in his relocation from Ballwin, Missouri to the Whippany, New Jersey area, as set forth on Schedule A to this Agreement.

                  6. Termination of Employment.

                  6.1 Death. In the event of the death of the Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the base salary provided for in Section 3 (at the biweekly rate then in effect) accrued to the date of the Employee's death and not theretofore paid to the Employee. Rights and benefits of the estate or other legal representative of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the estate or other legal representative of the Employee nor the Company shall have any further rights or obligations under this Agreement.

                  6.2 Disability. If the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall be unable to perform his duties hereunder for a period of six (6) consecutive months or for an aggregate period of nine (9) months in any twelve (12) consecutive months, the employment of the Employee hereunder may be terminated by the Company or the Employee, upon thirty (30) days notice to the other party. In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the biweekly rate then in effect) accrued to the date of termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.
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                  6.3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the base salary provided for in Section 3 (at the biweekly rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee. Rights and benefits of the Employee under the benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. For purposes hereof, "Due Cause" shall include (a) if prior to a Change in Control (as hereinafter defined), (i) the Employee's failure to discharge his duties and responsibilities under this Agreement, as determined by a majority of the Board of Directors of the Company, whose good faith determination with respect thereto shall be conclusive and binding upon the Employee, or (ii) the Employee's commission of (x) a felony or (y) any crime or offense involving moral turpitude, or (b) if subsequent to a Change in Control,
(i) willful, gross neglect or willful, gross misconduct in the Employee's discharge of his duties and responsibilties under this Agreement, or (ii) the Employee's commission of (x) a felony or (y) any crime or offense involving moral turpitude; provided, however, with respect to subsection (b) that the Employee shall be given written notice by a majority of the Board of Directors of the Company that it intends to terminate the Employee's employment for Due Cause under subsection (b), which written notice shall specify the act or acts upon the basis of which the majority of the Board of Directors of the Company intends so to terminate the Employee's employment, and the Employee shall then be given the opportunity, within fifteen (15) days of his receipt of such notice, to have a meeting with the Board of Directors of the Company to discuss such act or acts. If the basis of such written notice is other than an act or acts described in subsection (b)(ii), the Employee shall be given seven (7) days after such meeting within which to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such seven (7) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause. After the satisfaction of any claim of the Company against the Employee incidental to such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  6.4 Other Termination by the Company. The Company may terminate the Employee's employment at any time for whatever reason it deems appropriate; provided,
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however, that in the event that such termination is not pursuant to Sections
6.1, 6.2, 6.3 or 6.5, the Company shall continue to pay to the Employee, for a period of twelve (12) months commencing on the date of termination, the base salary provided for in Section 3.1 (at the biweekly rate then in effect). The Company shall also pay to the Employee, within thirty (30) days of the date of such termination, a lump sum amount in cash equal to the present value as of the date of such termination of any unvested benefits which the Employee shall have accrued to the date of such termination under the Isomedix Inc. Retirement Plan. The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payments. Rights and benefits of the Employee under the other benefit plans and programs of the Company shall be determined in accordance with the provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  6.5 Termination of Employment Following a Change in Control. The Employee may terminate his employment with the Company during the one (1) year period following a Change in Control. In the event of such termination or a termination by the Company during such one (1) year period other than for Due Cause, the Company shall pay to the Employee, within thirty (30) days of the date of such termination, (i) a lump sum amount in cash equal to two times his annual base salary (at the biweekly rate then in effect), and (ii) a lump sum amount in cash equal to the present value as of the date of such termination of any unvested benefits which the Employee shall have accrued to the date of such termination under the Isomedix Inc. Retirement Plan. The Employee shall be under no obligation to seek subsequent employment and upon obtaining subsequent employment shall be under no obligation to offset any amounts earned from such subsequent employment (whether as an employee, a consultant or otherwise) against such lump sum payments. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if:

                           (A) a "person" (meaning an individual, a partnership,
or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, other than the Employee or a group including the Employee), acquires twenty percent (20%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors
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and such acquisition shall not have been approved within sixty (60) days following such acquisition by a majority of the Continuing Directors (as hereinafter defined) then in office; or

                           (B) Continuing Directors shall for any reason cease
to constitute a majority of the Board of Directors of the Company; or

                           (C) the business of the Company is disposed of by the
Company to a party or parties other than a subsidiary or other affiliate of the Company, in which the Company owns less than a majority of the equity, pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise, and such disposition shall not have been approved in advance by a majority of the Continuing Directors then in office.

                  For purposes of this Agreement, the term "Continuing Director" shall mean a member of the Board of Directors of the Company who either was a member of the Board of Directors on the date hereof or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds of the Continuing Directors then in office.

                  7.       Confidential Information.

                  7.1 The Employee shall, during the Employee's employment with the Company and thereafter, treat all confidential material confidentially and, except in accordance with the terms of this Agreement, shall not, without the prior written consent of a majority of the Board of Directors of the Company, disclose such material, directly or indirectly, to any party not at the time of such disclosure an employee or agent of the Company, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of the Company. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material, or any other property of the Company, in any manner not specifically directed by the Company or in any way which is detrimental to the Company,
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as determined by a majority of the Board of Directors of the Company in its sole discretion.

                  7.2 For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of the Company or the Company's customers and clients, including, without limitation, information concerning trade secrets and the preparation of raw material for, manufacture of, and/or finishing processes utilized in the production of, the products or projects of the Company and/or any improvements therein, together with all sales and financial information concerning the Company and any and all information concerning projects in research and development or marketing plans for any such products or projects, and all information concerning the practices, customers and clients of the Company, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Employee by the Company or any of its agents, customers or clients, as such, or otherwise acquired by the Employee in the course of the Employee's employment with the Company; provided, however, that the term "confidential material" shall not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Employee, (ii) was available to the Employee on a non-confidential basis prior to his employment with the Company or
(iii) becomes available to the Employee on a non-confidential basis from a source other than the Company or any of its agents, customers or clients, as such, provided that such source is not bound by a confidentiality agreement with the Company or any of such agents, customers or clients.

                  7.3 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material in the possession of the Employee without retaining a copy thereof, unless, in the opinion of counsel for the Company, either returning such confidential material or failing to retain a copy thereof would violate any applicable Federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises that the same may be lawfully done.

                  7.4 In the event that the Employee is required, by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material, the Employee shall provide the Company with
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prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is, in the opinion of counsel for the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else be exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

                  8. Intellectual Property. Any and all inventions made, developed or created by the Employee (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) (a) during the period of this Agreement, or (b) within a period of one (1) year after the date of termination of employment hereunder, which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by the Company, shall be promptly and fully disclosed by the Employee to the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to an appropriate representative of the Company as designated by the Board of Directors all papers, drawings, models, data and other material relating to any invention made, developed or created by him as aforesaid. The Employee shall, at the request of the Company and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights to the Company with respect to such inventions as are to be the Company's exclusive property as against the Employee or to vest in the Company title to such inventions as against the Employee. The expense of securing any such patent or copyright shall be borne by the Company.

                  9. Interference with the Company. The Employee acknowledges that the services to be rendered by him to the Company are of a special and unique character. The Employee agrees that, in consideration of his employment hereunder, the Employee will not (a) during the period of his employment with the Company and thereafter for a period of one year commencing on the date of termination of his employment with the Company (i) solicit or entice or endeavor to solicit or entice away from the Company any person who was an officer, employee or consultant of the Company, either on his own account or for any person, firm, corporation or other organization,
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whether or not such person would commit any breach of his contract of employment by reason of leaving the service of the Company, and the Employee agrees not to employ, directly or indirectly, any person who was an officer or employee of the Company or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the businesses or products of the Company or (ii) solicit or entice or endeavor to solicit or entice away from the Company any present or prospective customer of the Company, or (b) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of the Company or the business reputation or good name of the Company, or be otherwise detrimental to the interests of the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of the Company. For purposes hereof, "prospective customer" shall refer to a customer with whom the Company has had significiant contact regarding the provision of products or services to such customer during the three (3) month period preceding the termination of the Employee's employment hereunder.

                  10. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to an injunction or similar equitable relief from any court of competent jurisdiction restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

                  11. Successors and Assigns.

                  11.1 Assignment by the Company. The Company shall require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which otherwise
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becomes bound by all the terms and provisions of this Agreement by operation of law and this Agreement shall be binding upon, and inure to the benefit of, the Company, as so defined.

                  11.2 Assignment by the Employee. The Employee may not assign this Agreement or any part thereof without the prior written consent of a majority of the Board of Directors of the Company; provided, however, that nothing herein shall preclude one or more beneficiaries of the Employee from receiving any amount that may be payable following the occurrence of his legal incompetency or his death and shall not preclude the legal representative of his estate from receiving such amount or from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries", as used in this Agreement, shall mean a beneficiary or beneficiaries so designated to receive any such amount or, if no beneficiary has been so designated, the legal representative of the Employee (in the event of his incompetency) or the Employee's estate.

                  12. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New Jersey applicable to contracts to be performed entirely within such State. In the event that a court of any jurisdiction shall hold any of the provisions of this Agreement to be wholly or partially unenforceable for any reason, such determination shall not bar or in any way affect the Company's right to relief as provided for herein in the courts of any other jurisdiction. Such provisions, as they relate to each jurisdiction, are, for this purpose, severable into diverse and independent covenants. Service of process on the parties hereto at the addresses set forth herein shall be deemed adequate service of such process.

                  13. Entire Agreement. This Agreement contains all the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any there be, previously entered into by them with respect thereto.

                  14. Amendment, Modification, Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by a duly authorized representative of the Company other than the Employee.
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Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party hereto in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

                  15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall, except as provided in
Section 10, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award shall include attorneys' fees and costs to the prevailing party.

                  16. Notices. Any notice to be given hereunder shall be in writing and delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or at such other address as such party may subsequently designate by like notice:

                  If to the Company:

                           Isomedix Inc.
                           11 Apollo Drive
                           Whippany, New Jersey  07981
                           Attention:  Mr. John Masefield

                  If to the Employee:

                           Charles P. Truby
                           1976 Woodmoor Ridge Drive
                           Ballwin, Missouri  63011

                  17. Severability. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though
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originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  18. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his beneficiaries, including his estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

                  19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                  20. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.
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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                                   ISOMEDIX INC.



                                                   By/s/ John Masefield
                                                     --------------------------


                                                    /s/ Charles P. Truby
                                                    ---------------------------
                                                        Charles P. Truby
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                                   SCHEDULE A


a.      Normal moving expense to the new location for:

                -        Packing and unpacking
                -        Shipping
                - Insurance on household goods and personal effects
                - En route expenses (transportation, meals, lodging, laundry)
                - Automobile moving or mileage allowance for second vehicle
                - Storage expenses for household goods and personal effects for as many as 30 days
                -        Normal hook up of utilities at the new
                         location

b.      Reimbursement of points for the residence purchased in New Jersey.

c. Living expenses for up to 90 days in the vicinity of Whippany, New Jersey, if temporary housing is required.

d.      Vehicle rental for up to 90 days prior to permanent move.

e. Required personal travel back to St. Louis upon my approval by the President of the Company.

f. Normal brokerage commissions applicable to the sale of your present residence.